Exhibit 99.1

Jazz Pharmaceuticals Announces Third Quarter 2011 Financial Results

— Total revenues increased to $73.3 million —

— Adjusted EPS of $0.94; GAAP EPS of $0.69 —

— Company increases full year 2011 sales and earnings guidance —

PALO ALTO, Calif., Nov 1, 2011 — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced financial results for the third quarter of 2011.

Total revenues for the quarter ended September 30, 2011 were $73.3 million, compared to $44.8 million for the third quarter of 2010. Total revenues include net product sales, royalties and contract revenues.

Adjusted net income for the third quarter of 2011 was $44.3 million, or $0.94 per diluted share, compared to $17.2 million, or $0.41 per diluted share, for the third quarter of 2010. A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

GAAP net income for the third quarter of 2011 was $32.5 million, or $0.69 per diluted share, compared to a GAAP net income of $13.2 million, or $0.32 per diluted share, for the third quarter of 2010. The company’s GAAP net income in the third quarter of 2011 included costs of $6.0 million associated with the proposed transaction with Azur Pharma Public Limited Company (formerly Azur Pharma Limited) announced in September and a loss on extinguishment of debt of approximately $1.1 million associated with prepayment of a term loan in July 2011.

Net sales of Xyrem® (sodium oxybate) increased significantly to $62.5 million for the third quarter of 2011, compared to net sales of $37.2 million for the third quarter of 2010. Net sales of once-daily Luvox CR® (fluvoxamine maleate) were $9.7 million for the third quarter of 2011, compared to $6.6 million for the prior year period.

“This strong quarter reflects the continued success of Xyrem as an important medical therapy for patients experiencing the two key symptoms of narcolepsy,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “In the quarter, we also took a significant step forward towards strengthening our platform for growth and diversifying our product portfolio by entering into an agreement to combine with Azur Pharma. We continue to expect the transaction to close in the first quarter of 2012.”

Selling, general and administrative expenses and research and development expenses combined for the third quarter of 2011 were $33.8 million, compared to $25.4 million for the third quarter of 2010, reflecting higher legal and professional services expenses, primarily related to the Azur Pharma transaction, higher headcount related expenses, including stock-based compensation expense, and lower product development spending.

During the quarter, the company prepaid the entire remaining balance, or $33.3 million, of its long-term debt. Cash and marketable securities as of September 30, 2011 were $113 million.

2011 Financial Guidance

Jazz Pharmaceuticals is providing updated full year 2011 financial guidance as follows:

Total product sales	$261-268 million
Xyrem	$230 -235 million
Luvox CR	$31 - 33 million

SG&A and R&D combined expenses	$ 114 118 million*
GAAP net income per diluted share	$ 2.76 - 2.81
Adjusted net income per diluted share	$ 3.45 - 3.50

*	Includes estimated expenses associated with the Azur Pharma transaction.

A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 1:30 p.m. PT/4:30 p.m. ET to provide a business update and to discuss 2011 third quarter results and updated 2011 financial guidance. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 866-700-7173 in the U.S., or 617-213-8838 outside the U.S., and entering passcode 78394935.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information see www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures

To supplement our financial results and financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income and adjusted net income per diluted share. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our employees is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results from period to period. Investors should note that adjusted net income and adjusted net income per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies. Adjusted net income and adjusted net income per diluted share exclude from the comparable GAAP measures: revenue related to upfront and milestone payments, amortization of intangible assets, stock-based compensation, non-cash interest expense associated with a debt discount and debt issuance costs, loss on extinguishment of debt and costs associated with the proposed transaction with Azur Pharma.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ growth potential and future financial performance, including 2011 financial guidance, and statements related to the anticipated consummation of the business combination transaction between Jazz Pharmaceuticals and Azur Pharma and the timing thereof. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ dependence on sales of Xyrem and its ability to increase sales of its Xyrem and Luvox CR products; competition, including potential generic competition; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; regulatory obligations and oversight; Jazz Pharmaceuticals’ cash flow; Jazz Pharmaceuticals’ ability to complete the transaction with Azur Pharma on the proposed terms and schedule; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission (SEC) filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and preliminary proxy statement related to the Azur Pharma transaction, in each case filed with the SEC. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, Jazz Pharmaceuticals and Azur Pharma have filed documents with the SEC, including the filing by Jazz Pharmaceuticals of a preliminary proxy statement relating to the proposed transaction and the filing by Azur Pharma of a registration statement on Form S-4 that includes the joint proxy statement/prospectus relating to the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be filed with the SEC by Jazz Pharmaceuticals and Azur Pharma and mailed to Jazz Pharmaceuticals’ stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY PROXY STATEMENT/PROSPECTUS AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AZUR AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, by directing a request to Jazz Pharmaceuticals’ Investor Relations department at Jazz Pharmaceuticals, Inc., Attention: Investor Relations, 3180 Porter Drive, Palo Alto, California 94304, or to Jazz Pharmaceuticals’ Investor Relations department at 650-496-2800 or by email to investorinfo@jazzpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the heading “Investors” and then under the heading “SEC Filings.”

Jazz Pharmaceuticals and its directors and executive officers and Azur Pharma and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Jazz Pharmaceuticals in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Jazz Pharmaceuticals is also included in Jazz Pharmaceuticals’ proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Jazz Pharmaceuticals as described above.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

# # #

Contact

Ami Knoefler

Executive Director

Investor Relations & Corporate Communications

Jazz Pharmaceuticals, Inc.

ami.knoefler@jazzpharma.com

650-496-2947

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Product sales, net	$72,216	$43,838	$185,583	$117,649
Royalties	792	630	2,304	1,909
Contract revenues	285	285	854	854

Total revenues	73,293	44,753	188,741	120,412
Operating expenses:
Cost of product sales	3,901	3,091	10,080	8,775
Selling, general and administrative	30,547	18,040	72,552	51,926
Research and development	3,279	7,317	10,356	21,494
Intangible asset amortization	1,862	1,862	5,586	5,963

Total operating expenses	39,589	30,310	98,574	88,158

Income from operations	33,704	14,443	90,167	32,254
Interest income and other, net	4	(3)	6	3
Interest expense	(129)	(1,197)	(1,565)	(11,651)
Loss on extinguishment of debt	(1,097)	—	(1,097)	(12,287)

Net income	$32,482	$13,243	$87,511	$8,319

Net income per share:
Basic	$0.77	$0.34	$2.12	$0.24

Diluted	$0.69	$0.32	$1.88	$0.22

Weighted-average common shares used in computing net income per share:
Basic	42,028	38,965	41,206	35,294

Diluted	47,241	41,737	46,577	38,233

JAZZ PHARMACEUTICALS, INC.

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Xyrem	$62,547	$37,231	$161,503	$99,699
Luvox CR	9,669	6,607	24,080	17,950

Total	$72,216	$43,838	$185,583	$117,649

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$101,215	$44,794
Marketable securities	12,133	—
Restricted cash	—	400
Accounts receivable, net of allowances	31,428	22,081
Inventories	4,297	5,046
Prepaid expenses	2,535	1,858
Other current assets	532	279

Total current assets	152,140	74,458
Property and equipment, net	930	690
Intangible assets, net	16,447	22,033
Goodwill	38,213	38,213
Other long-term assets	83	335

Total assets	$207,813	$135,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,463	$3,049
Accrued liabilities	35,834	23,572
Purchased product rights liability	4,875	4,500
Liability under government settlement	7,225	4,128
Revolving credit facility	—	7,350
Current portion of long-term debt	—	16,064
Deferred revenue	1,138	1,273

Total current liabilities	57,535	59,936
Purchased product rights liability, non-current	750	4,500
Liability under government settlement, non-current	—	6,978
Long-term debt, less current portion	—	24,629
Deferred rent	—	82
Deferred revenue, non-current	8,199	9,053
Total stockholders’ equity	141,329	30,551

Total liabilities and stockholders’ equity	$207,813	$135,729

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP net income	$32,482	$13,243	$87,511	$8,319
Add:
Intangible asset amortization	1,862	1,862	5,586	5,963
Stock-based compensation expense	3,195	2,177	9,758	5,969
Non-cash interest expense	—	252	394	2,175
Loss on extinguishment of debt	1,097	—	1,097	12,287
Azur Pharma transaction related costs	5,974	—	5,974	—
Deduct:
Contract revenues	(285)	(285)	(854)	(854)

Adjusted net income	$44,325	$17,249	$109,466	$33,859

GAAP net income per diluted share	$0.69	$0.32	$1.88	$0.22

Adjusted net income per diluted share	$0.94	$0.41	$2.35	$0.89

Shares used in computing GAAP and adjusted net income per diluted share amounts	47,241	41,737	46,577	38,233

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP 2011 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$128-131
Add:
Intangible asset amortization	7
Stock-based compensation expense	13
Non-cash interest expense and loss on extinguishment of debt	2
Azur Pharma transaction related costs	10-11
Deduct:
Contract revenues	(1)

Adjusted net income	$160-163

GAAP net income per diluted share	$2.76-2.81

Adjusted net income per diluted share	$3.45-3.50

Shares used in computing GAAP and adjusted net income per diluted share amounts	46-47